UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2021

DiamondHead Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Park Ave.

7th Floor

New York, NY 10177
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (212) 572-6260
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	DHHCU	The Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	DHHC	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	DHHCW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2021, DiamondHead Holdings Corp. (the “Company”) consummated its initial public offering (“IPO”) of 34,500,000 units (the “Units”), including 4,500,000 Units issued pursuant to the full exercise of the underwriter’s option to purchase additional shares. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share, and one-fourth of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $345,000,000 (before underwriting discounts and commissions and offering expenses).

In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-251961) for the IPO, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 8, 2021, as amended (the “Registration Statement”):

•	An Underwriting Agreement, dated January 25, 2021, by and among the Company and Goldman Sachs & Co. LLC, which contains customary representations and warranties and indemnification of the underwriters by the Company.

•	A Warrant Agreement, dated January 25, 2021, by and between the Company and American Stock Transfer & Trust Company, as warrant agent, which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments; and indemnification of the warrant agent by the Company under the agreement.

•	A Letter Agreement, dated January 25, 2021, by and among the Company, its executive officers, its directors and DHP SPAC-II Sponsor LLC, pursuant to which DHP SPAC-II Sponsor LLC (the “Sponsor”) and each officer and director of the Company has agreed to vote any shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor.

•	An Investment Management Trust Agreement, dated January 25, 2021, by and between the Company and American Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO proceeds and certain of the proceeds of the sale of the private placement warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement.

•	A Registration Rights and Stockholder Agreement, dated January 25, 2021, by and among the Company, the Sponsor, certain qualified institutional buyers or institutional accredited investors, including certain funds and accounts managed by subsidiaries of BlackRock, Inc. and Millennium Management LLC (each an “Anchor Investor”), and the other holders party thereto, which provides for customary demand and piggy-back registration rights.

•	A Private Placement Warrants Purchase Agreement, dated January 25, 2021, by and among the Company and the Sponsor, pursuant to which the Sponsor purchased 4,983,999 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share, at a price of $1.50 per warrant.

•	Indemnity Agreements, each dated January 25, 2021, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

•	An Administrative Support Agreement, dated January 25, 2021, between the Company and the Sponsor, pursuant to which the Sponsor agrees to provide certain administrative services to the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO and the issuance and sale of the Units, pursuant to the Private Placement Warrants Purchase Agreement and several Purchase Agreements among the Company, the Sponsor and the Anchor Investors, the Company completed the private sale of an aggregate of 5,933,333 warrants (the “Private Placement Warrants”) to the Sponsor and each of the Anchor Investors at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $8,900,000. The Private Placement Warrants are identical to the Warrants sold in the IPO, except that the Private Placement Warrants, so long as they are held by the Sponsor or the Anchor Investors or any of their permitted transferees, (i) are not redeemable by the Company, (ii) may not (including the Class A common stock issuable upon exercise of such Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the completion of the Company’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. No underwriting discounts or commissions were paid with respect to such sale.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2021, in connection with the IPO, each of Judith A. Hannaway, Jonathan A. Langer and Charles W. Schoenherr (the “Directors”) were appointed to the board of directors of the Company (the “Board”). The Board has determined that each of the Directors is an independent director within the meaning of applicable SEC and Nasdaq rules. Effective January 25, 2021, the Directors were each appointed to the Board’s Audit Committee and Mr. Langer and Mr. Schoenherr were appointed to the Board’s Compensation Committee. Mr. Schoenherr will serve as chair of the Audit Committee and Mr. Langer will serve as chair of the Compensation Committee.

Following the appointment of the Director, the Board is comprised of the following three classes: the term of office of the first class of directors, Class I, initially consisting of Ms. Hannaway and Mr. Langer, will expire at the Company’s first annual general meeting; the term of office of the second class of directors, Class II, initially consisting of Mr. Schoenherr, will expire at the Company’s second annual general meetings; and the term of office of the third class of directors, Class III, initially consisting of Mr. Feldman, the Company’s Chairman and Chief Executive Officer and Mr. Feldman, the Company’s Chief Financial Officer, will expire at the Company’s third annual general meeting.

On January 25, 2021, in connection with each of their appointments to the Board, the Directors entered into the Letter Agreement, the Registration Rights Agreement and each Director entered into an Indemnity Agreement with the Company, in the form attached hereto as Exhibit 10.1, Exhibit 10.3 and Exhibit 10.5, respectively. The Company will reimburse the directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

Other than the foregoing, the Directors are not party to any arrangement or understanding with any person pursuant to which they were appointed as director, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The foregoing descriptions of the Letter Agreement, the Registration Rights Agreement and the form of Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement, the Registration Rights Agreement and an Indemnity Agreement, in the form attached hereto as Exhibit 10.1, Exhibit 10.3 and Exhibit 10.5, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

A total of $345,000,000, comprised of $338,100,000 of the proceeds from the IPO (which amount includes $12,075,000 of the underwriters’ deferred discount) and $6,900,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at Goldman Sachs Bank USA maintained by American Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any shares of Class A common stock included in the Units sold in the IPO (“public shares”) properly submitted in connection with a stockholder vote to amend the Company’s Amended Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of the public shares if the Company is unable to complete an initial business combination within 24 months from the closing of the IPO, subject to applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 25, 2021, by and among the Company and Goldman Sachs & Co. LLC.
4.1	Warrant Agreement, dated January 25, 2021, by and between the Company and American Stock Transfer & Trust Company, as warrant agent.
10.1	Letter Agreement, dated January 25, 2021, by and among the Company, its executive officers, its directors and DHP SPAC-II Sponsor LLC.
10.2	Investment Management Trust Agreement, dated January 25, 2021, by and between the Company and American Stock Transfer & Trust Company, as trustee.
10.3	Registration Rights and Stockholder Agreement, dated January 25, 2021, by and among the Company, DHP SPAC-II Sponsor LLC and the other holders party thereto.
10.4	Private Placement Warrants Purchase Agreement, dated January 25, 2021, by and among the Company and DHP SPAC-II Sponsor LLC.
10.5	Form of Indemnity Agreement between the Company and each of the officers and directors of the Company.
10.6	Administrative Support Agreement, dated January 25, 2021, between the Company and DHP SPAC-II Sponsor LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONX CORP.

By:	/s/ David T. Hamamoto
Name: David T. Hamamoto
Title: Chief Executive Officer

Date: January 28, 2021